BUCKEYE GP LLC
POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

 Know all by these present, that the undersigned hereby constitutes and appoints each of William H. Schmidt, Jr. and Todd J. Russo, individually, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate;

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion; and

(4) resign as attorney-in-fact and appoint, as a replacement attorney-in-fact, any employee of Buckeye Pipe Line Services Company at the time of such resignation; provided that such resigning and replacement attorneys-in-fact shall send notice to the undersigned of any such replacement.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or any replacement attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, and any replacement attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Buckeye Partners, L.P., Buckeye GP LLC, or any of their affiliates assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Buckeye
Partners, L.P., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

       /s/ Pieter Bakker

  Print Name: Pieter Bakker

  Date: May 5, 2011